Exhibit 10.6.1

Registration Rights Agreement Signature Page

Post-Exchange Shareholders:

/s/ Anne Marie Kripaitis Anne Marie Kripaitis	/s/ Peter Kristensen Peter Kristensen

/s/ F. Briton McConkie, Jr. F. Briton McConkie, Jr.

Kripaitis & Associates, LLC By: /s/ Ray Kripaitis Ray Kripaitis	MBA Investors, Ltd. By: /s/ Thomas Pierson Thomas Pierson

Passport Financial, LLC By: /s/ Marc Didier Marc Didier	Power Network, Inc. By: /s/ Joe V. Overcash Joe V. Overcash

Brighten Up, LLC By: /s/ Steve Wright Steve Wright	Starr Consulting, Inc. By: /s/ Daniel D. Starczewski Daniel D. Starczewski

YtK, Inc. By: /s/ Richard Muller Richard Muller

Legend Merchant Group, Inc. By: /s/ John Shaw John Shaw	Birchwood Capital Advisors Group, Inc. By: /s/ Christopher Giordano Christopher Giordano

Transcontinental Media, Ltd. By: /s/ Steven H. Mcdonald Steven H. Mcdonald	MNDD Communications, Ltd. By: /s/ Jamie R. Hildago Jamie R. Hildago

Topaz Analytics, Ltd. By: /s/ Warren B. Hutchinson Warren B. Hutchinson